UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 30, 2010

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On July 30, 2010, the Board of Directors (Board) of NextEra Energy, Inc. (Company) approved an increase in the size of the Board from twelve members to thirteen members and appointed Kenneth B. Dunn, the dean of the Tepper School of Business at Carnegie Mellon University, to the Board to fill the newly created directorship.  In addition, on the same date, the Board appointed Mr. Dunn to the Finance & Investment Committee of the Board.  Mr. Dunn will receive compensation for his service as a director consistent with that provided to the other non-employee directors of the Company, as described in the Company’s proxy statement dated April 6, 2010 issued in connection with its 2010 Annual Meeting of Shareholders, including a grant of 400 shares of Company common stock under the NextEra Energy, Inc. 2007 Non-Employee Directors Stock Plan which is made to new non-employee directors. These shares are not transferable until Mr. Dunn ceases to be a member of the Board and are subject to forfeiture if he ceases to be a member of the Board within five years of his initial election, other than by reason of his death or disability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  August 2, 2010

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel